CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.3

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT				1. CONTRACT ID CODE	PAGE OF PAGES
					1	17
2. AMENDMENT/MODIFICATION NO. 0007		3. EFFECTIVE DATE See Block 16C	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (if other than Item 6)	CODE	ASPR–BARDA01
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No, street, count, State and ZIP Code) CYTORI THERAPEUTICS, INC 1386447 CYTORI THERAPEUTICS, INC. 3020 3020 CALLAN RD SAN DIEGO CA 921211109			(x)		9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)
			X		10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201200008C
10B. DATED (SEE ITEM 13) 09/28/2012
CODE 1386447		FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers         ☐ is extended.       ☐ is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning   ________   copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) See Schedule $2,499,162.00
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE			A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X			C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2 Alternate 1 (APR 1987) Changes - cost-reimbursement and Mutual agreement of the parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not. ☒ is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)

Tax ID Number: 33-0827593

DUNS Number: 111029179

The purpose of this modification is to:

1.Update the Statement of Work for CLIN004/OPTION 2.

2.Update the Cost and Period of Performance for CLIN004/OPTION 2.

3.Update the Period of Preformance for contract HHSO100201200008C.

4.Add Advancend Understanding Clause to the contract.

5.Update ARTICLE G.7 Indirect Cost Rates.

6.Update of total allowable contract duration.

7.Update additional contract casules as necessary.

Continued . . .

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Tiago M. Girao CFO		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) WENDELL CONYERS
15B. CONTRACTOR/OFFEROR /s/ Tiago M. Girao	15C. DATE SIGNED 05/19/17	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED 5/19/2017

US-DOCS\92204364.1

(Signature of person authorized to sign)	(Signature of Contracting Officer)
NSN 7540-01-152-8070 Previous edition unusable		STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

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CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO10 0201200008C/0007				PAGE	OF
					2	17
NAME OF OFFEROR OR CONTRACTOR CYTORI THERAPEUTICS, INC 1386447
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
	FOB: Destination Period of Performance: 09/28/2012 to 11/30/2020 Add Item 4 as follows :
4	Option 2 – PILOT IDE CLINICAL TRIAL (Period of Performance: May 23, 2017 thru November 30, 2020) Amount: $13,358,679.00 (Option Line Item)				0.00
NSN 7540-01-152-8067					OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

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SUMMARY OF CHANGES

1.

SECTION J - STATEMENT OF WORK; OPTION 2: PILOT CLINICAL TRIAL EXECUTION is hereby deleted in its entirety and replaced with OPTION 2: REVISED PILOT CLINICAL TRIAL EXECUTION - STATEMENT OF WORK (CLIN004/OPTION 2; 5/19/2017) - ATTACHMENT 1).

2.	ARTICLE B.3. OPTION PRICES, is hereby deleted in its entirety and replaced with the following:
a.

Unless the government exercises its option pursuant to the option clause contained in ARTICLE I.2, the contract consists only of the Base Work segment specified in the Statement of Work as defined in SECTIONS C and F, for the price set forth in ARTICLE B.2 of the contract.

b.

Pursuant to FAR Clause 52.2017-9 (Option to Extend the Term of the Contract), the Government may, by unilateral contract modification, require the Contractor to perform the Option Work Segments specified in the Statement of Work as defined in SECTIONS C and F of this contract. If the Government exercises the/these option (s), written notice must be given to the Contractor within 30 days after the Government has completed its analysis of the deliverables associated with the applicable GO/NO GO Decision gate; and the Government must give the Contractor a preliminary written notice of its intent to exercise the option at least 30 days before the contract expires. Specific information regarding the time frame for this notice is set forth in the OPTION CLAUSE Article in SECTION G of this contract. The estimated cost of the contract will be increased as set forth below:

CLIN/ Option	Estimated Period of Performance	Supplies/Services	Total Estimated Cost	Fixed Fee	Total Estimated Cost Plus Fixed Fee	Exercised Y/N
0002/1	Aug 18, 2014 thru June 15, 2017	Research and Development, Regulatory, Clinical and other tasks required for initiation of a Pilot Clinical Trial of Celution System in thermal burn injury.	[***]	[***]	$16,579,415	Yes
0004/2	May 19, 2017 thru Nov 30, 2020	Research and Development, Regulatory, Clinical and other tasks required for completion of a Pilot Clinical Trial of the Celution System in thermal burn injury.	[***]	[***]	$13,358,679	Yes
0005/3	September 28, 2015 to September 27, 2017	Clinical, regulatory, and other tasks required for completion of a Pivotal Clinical Trial leading to FDA licensure for use of the Celution System in thermal burn injury.	[***]	[***]	$45,501,320	No
0006/4	September 28, 2013 to September 27, 2017	Research and development, clinical regulatory and other tasks required to develop and obtain FDA clearance for a wound dressing that has ease of use and other characteristics suitable for use in thermal burn injury following a mass casualty event.	[***]	[***]	$23,420,322	No

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3.	The Period of Performance for contract HHS0100201200008C has changed:

From: September 28, 2012 through September 27, 2017

To: September 28, 2012 through November 30, 2020

4.	ARTICLE B.5. ADVANCE UNDERSTANDINGS, is hereby amended by adding paragraph (I) as show below:
I.

Option 2 will fund a clinical study design in accordance with the SOW for CLIN 4/Option 2, as incorporated into the Contract upon execution of this modification. It is Cytori's responsibility to meet the objectives of the clinical study as defined in the SOW by supporting additional funds required beyond the amount provided under this Option in the contract as a means of sharing the cost for development of the product for the intended use. Cytori's cost-share will not be required if the USG funds invested for this Option in the contract prove to be sufficient for meeting the objectives of the clinical study. All funds must be tracked and managed using the clinical management tools established under project management effort.

5.	Update ARTICLE G.7. INDIRECT COST RATES:

The following rates will be utilized for billing purposes until during the period of performance of this contract periods: Fringe benefits at [***]%, and a general and administrative expense rate (G&A) of [***]% (until audit is completed). The billing rates for the option period will be based on the incurred cost submission for the previous calendar year, subject to Government audit adjustments. Final rate proposals must be sent to the Contracting Officer, within 6 months subsequent to the fiscal year end. (See FAR Clause 52.216-7 incorporated herein).

6.	ARTICLE I.2.a.(c), is hereby deleted and replaced with the following:
(c)	The total duration of this contract, including the exercise of any options under this clause, shall not exceed 8 years and 6 months.
7.	The following clauses hereby supersede and replace their predecessor clauses:

ARTICLE H.2. PROTECTION OF HUMAN SUBJECTS, HHSAR 352.270-4 (b) (December 18, 2015)

a. The Contractor agrees that the rights and welfare of human subjects involved in research under this contract shall be protected in accordance with 45 CFR Part 46 and with the Contractor's current Federal-wide Assurance (FWA) on file with the Office for Human Research Protections (OHRP), Department of Health and Human Services. The Contractor further agrees to provide certification at least annually that the Institutional Review Board has reviewed and approved the procedures, which involve human subjects in accordance with 45 CFR Part 46 and the Assurance of Compliance

b. The Contractor shall bear full responsibility for the performance of all work and services involving the use of human subjects under this contract and shall ensure that work is conducted in a proper manner and as safely as is feasible. The parties hereto agree that the Contractor retains the right to control and direct the performance of all work under this contract. Nothing in this contract shall create an agency or employee relationship between the Government and the Contractor, or any subcontractor, agent or employee of the Contractor, or any other person, organization, institution, or group of any kind whatsoever. The Contractor agrees that it has entered into this contract and will discharge its obligations, duties, and undertakings and the work pursuant thereto, whether requiring professional judgment or otherwise, as an independent Contractor without creating liability on the part of the Government for the acts of the Contractor or its employees.

c. Contractors involving other agencies or institutions in activities considered to be engaged in research involving human subjects must ensure that such other agencies or institutions obtain their own FWA if they are routinely engaged in research involving human subjects or ensure that such agencies or institutions are covered by the Contractors' FWA via designation as agents of the institution or via individual investigator agreements (see OHRP website at: http://www.hhs.gov/ohrp/policy/guidanceonalternativetofwa.pdf).

d. If at any time during the performance of this contract the Contractor is not in compliance with any of the requirements and or standards stated in paragraphs (a) and (b) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. The Contracting Officer may communicate the notice of suspension by telephone with confirmation in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, after consultation with OHRP, terminate this contract in whole or in part.

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ARTICLE H.6. CARE OF LIVE VERTEBRATE ANIMALS, HHSAR 352.270-5b (December 18, 2015)

a. Before undertaking performance of any contract involving animal-related activities where the species is regulated by USDA, the Contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2136 and 9 CFR sections 2.25 through 2.28. The Contractor shall furnish evidence of the registration to the Contracting Officer.

b. The Contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

c. The Contractor agrees that the care, use and intended use of any live vertebrate animals in the performance of this contract shall conform with the Public Health Service (PHS) Policy on Humane Care of Use of Laboratory Animals (PHS Policy), the current Animal Welfare Assurance (Assurance), the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC) and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq. and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall govern.

d. If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), that the Contractor is not in compliance with any of the requirements and standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the Contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the Contractor fails to complete corrective action within the period of time designated in the Contracting Officer's written notice of suspension, the Contracting Officer may, in consultation with OLAW, NIH, terminate this contract in whole or in part, and the Contractor's name may be removed from the list of those contractors with approved Assurances.

Note: The Contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737 (E-mail: ace@aphis.usda.gov;

Web site: (http://www.aphis.usda.gov/animal welfare).

ARTICLE H.23. ACKNOWLEDGMENT OF FEDERAL FUNDING

Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. This requirement is in addition to the continuing requirement to provide an acknowledgment of support and disclaimer on any publication reporting the results of a contract funded activity.

A.	Publication and Publicity

No information related to data obtained under this contract shall be released or publicized without providing the COR with at least thirty (30) days advanced notice and an opportunity to review the proposed release or publication.

In addition to the requirements set forth in HHSAR Clause 352.227-70, Publications and Publicity incorporated by reference in SECTION I of this contract, Section 507 of P.L. 104-208 mandates that Contractors funded with Federal dollars, in whole or in part, acknowledge Federal funding when issuing statements, press releases, requests for proposals, bid solicitations and other documents. Contractors are required to state: (1) the percentage and dollar amounts of the total program or project costs financed with Federal money and; (2) the percentage and dollar amount of the total costs financed by nongovernmental sources. For purposes of this contract   “publication” is defined as an issue of printed material offered for distribution or any communication or oral presentation of information, including any manuscript or scientific meeting abstract. Any publication containing data  generated under this contract must be submitted for the COR review no less than thirty (30) calendar days for manuscripts and fifteen (15) calendar days for abstracts before submission for public presentation or publication. Contract support shall be acknowledged in all such publications substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No. HHS0100201200008C.

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B.	Press Releases

Misrepresenting contract results or releasing information that is injurious to the integrity of the Government may be construed as improper conduct. Press releases shall be considered to include the public release of information to any medium, excluding peer-reviewed scientific publications. With the exception of ad-hoc press releases required by applicable law or regulations, the Contractor shall ensure that the COR has received an advance copy of any press release related to the contract not less than five (5) business days prior to the issuance of the press release.

The Contractor shall acknowledge the support of the Department of Health and Human Service, Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No. HHS0100201200008C.

ARTICLE H.24. PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES AND HHSAR 352.203-70 ANTI-LOBBYING (December 18, 2015)

The Contractor is hereby notified of the restrictions on the use of Department of Health and Human Service's funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 31, United States Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information of prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, as set forth in HHSAR 352.203-70   “Anti-Lobbying”   (December 18, 2015), the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive- legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

ARTICLE H.19 DISSEMINATION OF FALSE OR DELIBERATELY MISLEADING INFORMATION

The Contractor shall not use contract funds to disseminate information that is deliberately false or misleading.

The Public Health Service (PHS) Policy on Humane Care and Use of Laboratory Animals (PHS Policy) establishes a number of requirements for research activities involving animals. Before award may be made to an applicant organization, the organization shall file, with the Office of Laboratory Animal Welfare (OLAW), National Institutes of Health (NIH), a written Animal Welfare Assurance (Assurance) which commits the organization to comply with the provisions of the PHS Policy, the Animal Welfare Act, and the Guide for the Care and Use of Laboratory Animals (National Academy Press, Washington, DC). In accordance with the PHS Policy, applicant organizations must establish an Institutional Animal Care & Use Committee (IACUC), qualified through the experience and expertise of its members, to oversee the institution's animal program, facilities and procedures. Applicant organizations are required to provide verification of IACUC approval prior to release of an award involving live vertebrate animals. No award involving the use of animals shall be made unless OLAW approves the Assurance and verification of IACUC approval for the proposed animal activities has been provided to the Contracting Officer. Prior to award, the Contracting Officer will notify Contractor(s) selected for projects that involve live vertebrate animals that an Assurance and verification of IACUC approval are required. The Contracting Officer will request that OLAW negotiate an acceptable Assurance with those Contractor(s) and request verification of IACUC approval. For further information, contact OLAW at NIH, 6705 Rockledge Drive, RKL1, Suite 360, MSC 7982 Bethesda, Maryland 20892-7982 (E-mail: olaw@od.nih.gov; Phone: 301-496-7163).

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No PHS supported work for research involving vertebrate animals will be conducted by an organization, unless that organization is operating in accordance with an approved Animal Welfare Assurance and provides verification that the Institutional Animal Care and Use Committee (IACUC) has reviewed and approved the proposed activity in accordance with the PHS policy. Applications may be referred by the PHS back to the institution for further review in the case of apparent or potential violations of the PHS Policy. No award to an individual will be made unless that individual is affiliated with an assured organization that accepts responsibility for compliance with the PHS Policy. Foreign applicant organizations applying for PHS awards for activities involving vertebrate animals are required to comply with PHS Policy or provide evidence that acceptable standards for the humane care and use of animals will be met. Foreign applicant organizations are not required to submit IACUC approval, but should provide information that is satisfactory to the USG to provide assurances for the humane care of such animals.

ARTICLE H.23. INSTITUTIONAL RESPONSIBILITY REGARDING INVESTIGATOR FINANCIAL CONFLICTS OF INTEREST

The Contractor shall comply with the requirements of 45 CFR Part 94, Responsible Prospective Contractors, which promotes objectivity in research by establishing standards to ensure that Investigators (defined as the project director or principal Investigator and any other person, regardless of title or position, who is responsible for the design, conduct, or reporting of research funded under BARDA contracts, or proposed for such funding, which may include, for example, collaborators or consultants) will not be biased by any Investigator financial conflicts of interest.

If the failure of an Investigator to comply with an Institution's financial conflicts of interest policy or a financial conflict of interest management plan appears to have biased the design, conduct, or reporting of the BARDA-funded research, the Contractor must promptly notify the Contracting Officer of the corrective action taken or to be taken. The Contracting Officer will consider the situation and, as necessary, take appropriate action or refer the matter to the Contractor for further action, which may include directions to the Contractor on how to maintain appropriate objectivity in the BARDA-funded research project.

The Contracting Officer and/or HHS may inquire at any time before, during, or after award into any Investigator disclosure of financial interests, and the Contractor's review of, and response to, such disclosure, regardless of whether the disclosure resulted in the Contractor's determination of a financial conflict of interests. The Contracting Officer may require submission of the records or review them on site. On the basis of this review of records or other information that may be available, the Contracting Officer may decide that a particular financial conflict of interest will bias the objectivity of the BARDA-funded research to such an extent that further corrective action is needed or that the Institution has not managed the financial conflict of interest in accordance with 45 CFR Part 94. The issuance of a Stop Work Order by the Contracting Officer may be necessary until the matter is resolved.

If the Contracting Officer determines that BARDA-funded clinical research, whose purpose is to evaluate the safety or effectiveness of a drug, medical device, or treatment, has been designed, conducted, or reported by an Investigator with a financial conflict of interest that was not disclosed managed or reported the Contractor shall require the Investigator involved to disclose the financial conflict of interest in each public presentation of the results of the research and to request an addendum to previously published presentations.

ARTICLE H.24. QUALITY ASSURANCE (QA) AUDIT REPORTS

The Government reserves the right to participate in QA audits. Upon completion of the audit/site visit the Contractor shall provide a report capturing the findings, results and next steps in proceeding with the subcontractor. If action is requested of the subcontractor, detailed concerns for addressing areas of non-conformance to FDA regulations for GLP, GMP, or GCP guidelines, as identified in the audit report, must be provided to the COR. The Contractor shall provide responses from the subcontractors to address these concerns and plans for corrective action execution.

•	Contractor shall notify CO and COR of upcoming, ongoing, or recent audits/site visits of subcontractors as part of weekly communications.
•	Contractor shall notify the COR and CO within five (5) business days of report completion.

ARTICLE H.25. TECHNICAL AUDITS

Contractor shall accommodate periodic or ad hoc site visits by the USG with forty-eight (48) hours advance notice. If the USG, the Contractor, or other parties identifies any issues during an audit, the Contractor shall capture the issues, identify potential solutions, and provide a report to the USG.

•	If issues are identified during the audit, Contractor shall submit a report to the CO and COR detailing the finding and proposed corrective action(s) within 10 business days of the audit.
•	COR and CO will review the report and provide a response to the Contractor with ten (10) business days.
•	Once corrective action is completed, the Contractor will provide a final report to the CO and COR.

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ARTICLE H.3. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable Federal, State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP- approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed   “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self-designated form provided that it contains the information required by the   “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

ARTICLE H.4. RESEARCH INVOLVING HUMAN FETAL TISSUE

All research involving human fetal tissue shall be conducted in accordance with the Public Health Service Act, 42 U.S.C. 289g-l and 289g-2. Implementing regulations and guidance for conducting research on human fetal tissue may be found at 45 CFR 46, Subpart B and http://grantsl.nih.gov/grants/quide/notice-files/not93-235.html and any subsequent revisions to this NIH Guide to Grants and Contracts (“Guide”) Notice.

The Contractor shall make available, for audit by the Secretary, HHS, the physician statements and informed consents required by 42 USC 289g-l (b) and (c) , or ensure HHS access to those records, if maintained by an entity other than the Contractor.

ARTICLE H.6. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:

http://grantsl.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.7. INFORMATION ON COMPLIANCE WITH ANIMAL CARE REQUIREMENTS

Registration with the U. S. Dept, of Agriculture (USDA) is required to use regulated species of animals for biomedical purposes. USDA is responsible for the enforcement of the Animal Welfare Act (7 U.S.C. 2131 et. seq.), https://awic.nal.usda.gov/ .

The Public Health Service (PHS) Policy is administered by the Office of Laboratory Animal Welfare (OLAW) http://grants2.nih.gov/grants/olaw/olaw.htm. An essential requirement of the PHS Policy http://grants2.nih.gov/grants/olaw/references/phspol.htm is that every institution using live vertebrate animals must obtain an approved assurance from OLAW before they can receive funding from any component of the U. S. Public Health Service.

The PHS Policy requires that Assured institutions base their programs of animal care and use on the Guide for the Care and Use of Laboratory Animals http://www.nap.edu/readingroom/books/labrats/ and that they comply with the regulations (9 CFR, Subchapter A) https://awic.nal.usda.gov/final-rules-animal-welfare-9-cfr-parts-l-2-and-3 issued by the U.S. Department of Agriculture (USDA) under the Animal Welfare Act. The Guide may differ from USDA regulations in some respects. Compliance with the USDA regulations is an absolute requirement of this Policy.

The Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) http://www.aaalac.org/ is a professional organization that inspects and evaluates programs of animal care for institutions at their request. Those that meet the high standards are given the accredited status. As of the 2002 revision of the PHS Policy, the only accrediting body recognized by PHS is the AAALAC. While AAALAC Accreditation is not required to conduct biomedical research, it is highly desirable. AAALAC uses the Guide as their primary evaluation tool. They also use the Guide for the Care and Use of Agricultural Animals in Agricultural Research and Teaching. It is published by the Federated of Animal Science Societies http://www.fass.org/.

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ARTICLE H.9. APPROVAL OF REQUIRED ASSURANCE BY OLAW

Under governing regulations, federal funds which are administered by the Department of Health and Human Services, Office of Biomedical Advanced Research and Development Authority (BARDA) shall not be expended by the Contractor for research involving live vertebrate animals, nor shall live vertebrate animals be involved in research activities by the Contractor under this award unless a satisfactory assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.27 is submitted within 30 days of the date of this award and approved by the Office of Laboratory Animal Welfare (OLAW). Each performance site (if any) must also assure compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.27 with the following restriction: Only activities which do not directly involve live vertebrate animals (i.e. are clearly severable and independent from those activities that do involve live vertebrate animals) may be conducted by the Contractor or individual performance sites pending OLAW approval of their respective assurance of compliance with 7 U.S.C. 2316 and 9 CFR Sections 2.25-2.27. Additional information regarding OLAW may be obtained via the Internet at http://grants2.nih.gov/qrants/olaw/references/phspol.htm

ARTICLE H.12. IDENTIFICATION AND DISPOSITION OF DATA

The Contractor will be required to provide certain data generated under this contract to the Department of Health and Human Services (DHHS). DHHS reserves the right to review any other data determined by DHHS to be relevant to this contract in accordance with FAR 52.227-14, Alternate II. The Contractor shall keep copies of all data required by the Food and Drug Administration (FDA) relevant to this contract for the time specified by the FDA.

ARTICLE H.13. EXPORT CONTROL NOTIFICATION

Contractors are responsible for ensuring compliance with all export control laws and regulations that may be applicable to the export of and foreign access to their proposed technologies.

Contractors may consult with the Department of State with any questions regarding the International Traffic in Arms Regulation (ITAR) (22 C.F.R. Parts 120-130) and/or the Department of Commerce regarding the Export Administration Regulations (15 C.F.R. Parts 730-774).

ARTICLE H.17. RESTRICTION ON ABORTIONS

The Contractor shall not use contract funds for any abortion.

ARTICLE H.18. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

The Contractor shall not use contract funds for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g (b)). The term   “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

ARTICLE H.20. CONFIDENTIALITY OF INFORMATION

a. Confidential information, as used in this article, means information or data of a personal nature about an individual, or proprietary information or data submitted by or pertaining to an institution or organization.

b. The Contracting Officer and the Contractor may, by mutual consent, identify elsewhere in this contract specific information and/or categories of information which the USG will furnish to the Contractor or that the Contractor is expected to generate which is confidential and providing further that the Government is not entitled to unlimited rights to that information pursuant to FAR 52.227-14, Alternate II. Similarly, the Contracting Officer and the Contractor may, by mutual consent, identify such confidential information from time to time during the performance of the contract. Failure to agree will be settled pursuant to the   “Disputes”  clause.

c. If it is established elsewhere in this contract that information to be utilized under this contract, or a portion thereof, is subject to the Privacy Act, the Contractor will follow the rules and procedures of disclosure set forth in the Privacy Act of 1974, 5 U.S.C. 552a, and implementing regulations and policies, with respect to systems of records determined to be subject to the Privacy Act.

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d. Confidential information, as defined in paragraph (a) of this article, shall not be disclosed without the prior written consent of the individual, institution, or organization.

e. Whenever the Contractor is uncertain with regard to the proper handling of material under the contract, or if the material in question is subject to the Privacy Act or is confidential information subject to the provisions of this article, the Contractor should obtain a written determination from the Contracting Officer prior to any release, disclosure, dissemination, or publication.

f. The provisions of paragraph (d) of this article shall not apply to conflicting or overlapping provisions in other Federal, State or local laws.

ARTICLE H.21. ACCESS TO DOCUMENTATION/DATA

The USG shall have physical and electronic access to all documentation and data generated under this contract, including: all data documenting Contractor performance; all data generated; all communications and correspondence with regulatory agencies and bodies to include all audit observations, inspection reports, milestone completion documents, and all Offeror commitments and responses. Contractor shall provide the USG with an electronic copy of all correspondence and submissions to the FDA within 5 business days of receipt. The USG shall acquire unlimited rights to all data funded under this contract in accordance with FAR Subpart 27.4 and FAR Clause 52.227-14, Alternate II.

ARTICLE H.29. RESTRICTION ON EMPLOYMENT OF UNAUTHORIZED ALIEN WORKERS

The Contractor shall not use contract funds to employ workers described in section 274A (h)(3) of the Immigration and Nationality Act, which reads as follows:

“(3) Definition of unauthorized alien - As used in this section, the term 'unauthorized alien' with respect to the employment of an alien at a particular time, that the alien is not at that time either an alien lawfully admitted for permanent residence, or (B) authorized to be so employed by this Act or by the Attorney General.”

ARTICLE H.30. NOTIFICATION OF CRITICAL PROGRAMMATIC CONCERNS, RISKS, OR POTENTIAL RISKS

If any action occurs that creates a cause for critical programmatic concern, risk, or potential risk to the Government or the Contractor and Incident Report shall be delivered to the CO and COR.

•	Within 48 hours of activity or incident or within 24 hours for a security related activity or incident, Contractor must notify the CO and COR.
•	Additional updates due to COR and CO within 48 hours of additional developments.
•	Contractor shall submit within 5 business days a Corrective Action Plan (if deemed necessary by either party) to address any potential issues.

If corrective action is deemed necessary, Contractor must address in writing, its consideration of concerns raised by the CO or COR within 5 business days.

ARTICLE H.31. PERSON IN PLANT

With seven (7) business days advance notice to the Contractor in writing from the Contracting Officer, the USG may place a person-in-plant in the Contractor's or subcontractor's facility, who shall be subject to the Contractor's or subcontractor's policies and procedures regarding security and facility access at all times while in the facility.

An article substantially similar to this Person-in-Plant article shall be incorporated into any subcontract for experimental or manufacturing work.

ARTICLE H.32. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES

All Contractor personnel who work with nonhuman primates or enter rooms or areas containing nonhuman primates shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled,   “Protection of NIH Personnel Who Work with Nonhuman Primates,” located at the following URL:

http://wwwl.od.nih.gov/oma/manualchapters/intramural/3044-2/

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ARTICLE H.34. REGISTRATION WITH THE SELECT AGENT PROGRAM FOR WORK INVOLVING THE POSSESSION, USE, AND/OR TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

Work involving select biological agents or toxins shall not be conducted under this contract until the Contractor and any affected subcontractor(s) are granted a certificate of registration or are authorized to work with the applicable select agents.

For prime or subcontract awards to domestic institutions who possess, use, and/or transfer Select Agents under this contract, the institution must complete registration with the Centers for Disease Control and Prevention (CDC), Department of Health and Human Services (DHHS) or the Animal and Plant Health Inspection Services (APHIS), U.S. Department of Agriculture (USDA), as applicable, before performing work involving Select Agents, in accordance with 42 CFR 73. No Government funds can be used for work involving Select Agents, as defined in 42 CFR 73, if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions who possess, use, and/or transfer Select Agents under this contract, the institution must provide information satisfactory to the Government that a process equivalent to that described in 42 CFR 73 (http://www.selectagents.gov/Regulations.html) for U.S. institutions is in place and will be administered on behalf of all Select Agent work sponsored by these funds before using these funds for any work directly involving the Select Agents. The Contractor must provide information addressing the following key elements appropriate for the foreign institution: safety, security, training, procedures for ensuring that only approved/appropriate individuals have access to the Select Agents, and any applicable laws, regulations and policies equivalent to 42 CFR 73. The Government will assess the policies and procedures for comparability to the U.S. requirements described in 42 CFR Part 73. When requested by the contracting officer, the Contractor shall provide key information delineating any laws, regulations, policies, and procedures applicable to the foreign institution for the safe and secure possession, use, and transfer of Select Agents. This includes summaries of safety, security, and training plans, and applicable laws, regulations, and policies. For the purpose of security risk assessments, the Contractor must provide the names of all individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals have access to Select Agents under the contract.

Listings of HHS select agents and toxins, biologic agents and toxins, and overlap agents or toxins as well as information about the registration process, can be obtained on the Select Agent Program Web site at http://www.selectagents.gov

ARTICLE H.35. MANUFACTURING STANDARDS

The Good Manufacturing Practice Regulations (GMP) (21 CFR Parts 210-211) will be the standard to be applied for manufacturing, processing, packaging, storage and delivery of this product.

If at any time during the life of the contract, the Contractor fails to comply with GMP in the manufacturing, processing, packaging, storage, stability and other testing of the manufactured drug substance or product and delivery of this product and such failure results in a material adverse effect on the safety, purity or potency of the product (a material failure) as identified by the FDA, the Contractor shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If, within the thirty (30) calendar day period, the Contractor fails to take such an action to the satisfaction of the USG Project Officer, or fails to provide a remediation plan that is acceptable to the COR, then the contract may be terminated.

ARTICLE H.36. IN-PROCESS REVIEW

In Process Reviews (IPR) will be conducted at the discretion of the USG to discuss the progression of the milestones. The USG reserves the right to revise the milestones and budget pending the development of the project. Deliverables such as an overall project summary report and/or slides will be required when the IPRs are conducted. The Contractor's success in completing the required tasks under each work segment must be demonstrated through the Deliverables and Milestones specified under SECTION F. Those deliverables will constitute the basis for the USG's decision, at its sole discretion, to proceed with the work segment, or institute changes to the work segment, or terminate the work segment as otherwise permitted by this contract.

IPRs may be scheduled at the discretion of the USG to discuss progression of the contract. The Contractor shall provide a presentation following a prescribed template which will be provided by the USG at least 30 business days prior to the IPR. Subsequently, the contractor will be requested to provide a revised/final presentation to the Contracting Officer at least 10 business days prior to the IPR.

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H. 37. PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM ASPR FUNDED RESEARCH

All ASPR-funded investigators shall submit to the NIH National Library of Medicine's (NLM) PubMed Central (PMC) an electronic version of the author's final manuscript, upon acceptance for publication, of any peer-reviewed scientific publications resulting from research supported in whole or in part with Federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response. ASPR defines the author's final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and ASPR. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at

http://www.phe.gov/Preparedness/planning/science/Pages/AccessPlan.aspx

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE
352.211-3	Dec 2015	Paperwork Reduction Act
352.203-70	Dec 2015	Anti-Lobbying
352.222-70	Dec 2015	Contractor Cooperation in Equal Employment Opportunity Investigations
352.223-70	Dec 2015	Safety and Health
352.224-70	Dec 2015	Privacy Act
352.227-70	Dec 2015	Publications and Publicity
352.231-70	Dec 2015	Salary Rate Limitation
352.233-71	Dec 2015	Litigation and Claims
352.237-75	Dec 2015	Key Personnel
352.270-6	Dec 2015	Restriction on use of Human Subjects

a. FAR Clause 52.217-9, Option to Extend the Term of the Contract (Mar 2000) (a) The Government may extend the term of this contract by written notice to the Contractor within 30 days after the Government has completed its analysis of the deliverables associated with the applicable GO/NO GO Decision gate; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least 30 days before the contract expires. The preliminary notice does not commit the Government to an extension. (b) If the Government exercises this option, the extended contract shall be considered to include this option clause. (c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.

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OPTION 2: REVISED PILOT CLINICAL TRIAL EXECUTION - STATEMENT OF WORK

(CLIN004/OPTION 2; 5/19/2017)

ATTACHMENT 1

BARDA Broad Agency Announcement (BAA)

(BAA-11-100-SOL-00009)

Advanced Research and Development of Chemical, Biological, Radiological, and Nuclear

Medical Countermeasures

CELUTION SYSTEM

Use: Full Thickness Burn Wound Treatment

Contract #: HHSO100201200008C

Period: CLIN 4/Option 2

Contractual Statement of Work

PREAMBLE

Independently and not as an agency of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to the BARDA Broad Agency Announcement (BAA) CBRN-BAA-11-100-SOL-00009.

The overall goal of this project is to advance the development of the Celution System as an autologous cell-based countermeasure for the treatment of full and deep-partial thickness burn wounds. The scope of work for this contract includes activities that fall into the following areas: non-clinical efficacy studies; clinical activities; manufacturing activities; and all associated regulatory, quality assurance, management, and administrative activities. The Research and Development (R&D) effort for the Celution System will progress in specific stages that cover the base performance (I) segment and two (I to II) option segment as specified in the contract. The Contractor has completed specific tasks required for the Base and Option 1 periods. This statement of work describes the activities to be performed as part of Option 2.

Objective

Execution of a Pilot IDE Clinical Trial for treatment of deep-partial and full thickness thermal burn wounds in conjunction with standard of care.

Deliverables

1.	Clinical Study Report
2.

Written report from a pre-submission meeting held with FDA to discuss a potential pivotal clinical trial that could follow the trial to be executed in accordance with this Statement of Work. This deliverable will be deemed met should the results of the clinical trial to be executed under Option 2 indicate that the treatment approach is not safe or not feasible.

4.	OPTION 2: PILOT IDE CLINICAL TRIAL

The objective of Option 2 is to obtain clinical data sufficient to make an assessment of the safety and feasibility of use of intravenous delivery of autologous ADRCs as an adjunct to treatment of full and deep partial thickness thermal burn wounds treated with a meshed autologous split thickness skin graft (STSG) such that, in the event that the approach is deemed safe and feasible, feedback can be obtained from FDA regarding design and endpoints of a potential follow-on pivotal clinical trial sufficient to inform design and budgeting for said trial.

4 .1 Program Management

The Contractor shall provide for the following as outlined below:

4.1.1

The overall management, integration and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, and direction of all contract activities;

4.1.2

A Principal Investigator (PI) responsible for project management, communication, tracking, monitoring and reporting on status and progress, and modification to the project requirements and timelines, including projects undertaken by subcontractors; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract.

4.1.3

Project Manager with responsibility for monitoring and tracking day-to-day progress and timelines, coordinating communication and project activities; costs incurred; and program management; The contract deliverables list (reference), identifies all contract deliverables and reporting requirements for this contract.

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4.1.4	A BARDA Liaison with responsibility for effective communication with the Project Officer and Contracting Officer. May be the PI or Project Manager.
4.1.5

Administrative and legal staff to provide development of compliant subcontracts, consulting, and other legal agreements, and ensure timely acquisition of all proprietary rights, including IP rights, and reporting all inventions made in the performance of the project.

4.1.6	Administrative staff with responsibility for financial management and reporting on all activities conducted by the Contractor and any subcontractors.
4.1.7	Contract Review Meetings
4.1.7.1

The Contractor shall participate in regular meetings to coordinate and oversee the contract effort as directed by the Contracting and Project Officers. Such meetings may include, but are not limited to, meeting of the Contractors and subcontractors to discuss clinical progress, product and regulatory issues; meetings with individual contractors and other HHS officials to discuss the technical, regulatory, and ethical aspects of the program; and meeting with technical consultants to discuss technical data provided by the Contractor.

4.1.7.2

The Contractor shall participate in teleconferences twice a month between the Contractor and BARDA to review technical progress. Teleconferences or additional face-to-face meetings shall be more frequent at the request of BARDA.

4.1.8	Integrated Master Schedule
4.1.8.1

Within 60 calendar days of the effective date of the contract, the Contractor shall submit a first draft of an updated Integrated Master Schedule in a format agreed upon by BARDA to the Project Officer and the Contracting Officer for review and comment. The Integrated Master Schedule shall be incorporated into the contract, and will be used to monitor performance of the contract. Contractor shall include the key milestones. The IMS for the period of performance will be accepted by BARDA at the PMBR

4.1.9	Integrated Master Plan
4.1.9.1

Work Breakdown Structure: The Contractor shall utilize a WBS template agreed upon by BARDA for reporting on the contact. The Contractor shall expand and delineate the Contract Work Breakdown Structure (CWBS) to a level agreed upon by BARDA as part of their Integrated Master Plan for contract reporting. The CWBS shall be discernable and consistent. BARDA may require Contractor to furnish WBS data at the work package level or at a lower level if there is significant complexity and risk associated with the task.

4.1.9.2

Earned Value Management System Plan: Subject to the requirements under HHSAR Clause 352.234-4, the Contractor shall use principles of Earned Value Management System (EVMS) in the management of this contract. The Seven Principles are:

I.	Plan all work scope for the program to completion.
II.	Break down the program work scope into finite pieces that can be assigned to a responsible person or organization for control of technical, schedule, and cost objectives.
III.	Integrate program work scope, schedule, and cost objectives into a performance measurement baseline plan against which accomplishments may be measured. Control Changes to the baseline.
IV.	Use actual cost incurred and recorded in accomplishing the work performed.
V.	Objectively assess accomplishments at the work performance level.
VI.	Analyze significant variances from the plan, forecast impacts, and prepare an estimate at completion based on performance to date and work to be performed.
VII.	Use earned value information in the company's management processes.
4.1.10

Risk Management Plan: The Contractor shall provide an updated risk management plan and risk register bi-annually highlighting potential problems and/or issues that may arise during the life of the contract, their impact on cost, schedule and performance, and appropriate remediation plans. The plan references relevant WBS elements where appropriate.

4.1.11

Performance Measurement Baseline Review (PMBR): The Contractor shall submit a plan for a PMBR to occur within 90 days of contract award. At the PMBR, the Contractor and BARDA shall mutually agree upon the budget, schedule and technical plan baselines (Performance Measurement Baseline). These baselines shall be the basis for monitoring and reporting progress throughout the life of the contract. The PMBR is conducted to achieve confidence that the baselines accurately capture the entire technical scope of work, are consistent with contract schedule requirements, are reasonably and

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logically planned, and have adequate resources assigned. The goals of the PMBR are as follows:
I.	Jointly assess areas such as the Contractor's planning for complete coverage of the SOW, logical scheduling of the work activities, adequate resources, and identification of inherent risks
II.	Confirm the integrity of the Performance Measurement Baseline (PMB)
III.	Foster the use of EVM as a means of communication
IV.	Provide confidence in the validity of Contractor reporting
V.	Identify risks associated with the PMB
VI.	Present any revised PMBs for mutual agreement
VII.

Present an Integrated Master Schedule: The Contractor shall deliver an initial program level Integrated Master Schedule (IMS) that rolls up all time-phased WBS elements down to the activity level. This IMS shall include the dependencies that exist between tasks. This IMS will be agreed to and finalized at the PMBR. DI-MGMT-81650 may be referenced as guidance in creation of the IMS (see http://www.acq.osd.mil/pm/).

VIII.	Present the Risk Management Plan
4.1.12

Deviation Request: During the course of contract performance, in response to a need to change IMS activities as baselined at the PMBR, the Contractor shall submit a Deviation Report. This report shall request a change in the agreed- upon IMS and timelines. This report shall include: (i) discussion of the justification/rationale for the proposed change; (ii) options for addressing the needed changes from the agreed upon timelines, including a cost-benefit analysis of each option; and (iii) recommendations for the preferred option that includes a full analysis and discussion of the effect of the change on the entire product development program, timelines, and budget.

4.1.13	Monthly and Annual Reports: The Contractor shall deliver Project Status Reports on a monthly basis. The reports shall address the items below cross referenced to the WBS, SOW, IMS, and EVM:
I.	Executive summary highlighting the progress, issues, and relevant activities in manufacturing, non-clinical, clinical, and regulatory;
II.	Progress in meeting contract milestones, detailing the planned progress and actual progress during the reporting period, explaining any differences between the two and corrective steps;
III.	Updated IMS;
IV.	Updated EVM;
V.	Updated Risk Management Plan (Every 3 months);
VI.	Three month rolling forecast of planned activities;
VII.	Progress of regulatory submissions;
VIII.	Estimated and actual expenses;
4.1.14

Data Management: The Contractor shall develop and implement data management and quality control systems/procedures, including transmission, storage, confidentiality, and retrieval of all contract data;

4.1.14.1	Provide for the statistical design and analysis of data resulting from the research;
4.1.14.2	Provide raw data or specific analyses of data generated with contract funding to the Project Officer, upon request.
4.2	Non-Clinical Toxicology (WBS 4.2) - N/A
4.3	Non-Clinical Studies (WBS 4.3) - N/A
4.4	Clinical Studies (WBS 4.4)
4.4.1

Develop and execute a contract with a contract research organization for the execution of the clinical study (“RELIEF”). The contract should specify roles and responsibilities for Cytori and the CRO throughout study execution;

4.4.2	Develop and execute site contracts, gain IRB approvals and initiate clinical study sites;
4.4.3	Provide interim data reports to be presented to BARDA for the purpose of determination of the achievement of the objectives set forth herein.

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4.4.4	Complete final study report for the “RELIEF” clinical trial.
4.4.5

“RELIEF” Clinical Study Summary: Cytori will execute a prospective, open-label, parallel group, usual care controlled, multi-center randomized clinical study targeting thermal burns. Subjects will have at least one deep partial or full thickness burn wound of > 250 cm2 that is to be autografted with a meshed split thickness skin graft (STSG). Subjects will be randomized to receive either usual care or usual care supplemented with intravenous administration of ADRCs. Subjects who receive ADRCs will undergo small volume fat harvest (100 to 150 mL) under general anesthesia. Harvested tissue will be processed in the Celution® System to isolate and concentrate ADRCs which will then be delivered intravenously. All enrolled subjects will be assessed for end points specified within the clinical protocol.

4.4.6

The objective of this trial is to obtain data that will allow assessment of the safety and feasibility of intravenous delivery of autologous ADRCs as an adjunct to treatment of full and deep partial thickness thermal burn wounds treated with a meshed autologous split thickness skin graft (STSG). Safety and feasibility will be assessed on an ongoing basis that will include assessment following enrollment and treatment of each of the first five subjects treated in the study and at intervals thereafter.

4.4.6.1	[***]
4.4.6.2	[***]
4.4.6.3	[***]
4.4.6.4	[***]
4.4.7	Preparation of materials for a possible FDA pre-submission package.
4.4.7.1

Because the trial applies an open-label design it will be possible to monitor both primary (safety and feasibility) and secondary/exploratory (preliminary/potential efficacy) end points on an ongoing basis. Subsequent to adequate enrollment and prior to completion of the full and final clinical study report these data may be compiled and submitted to FDA as part of a pre-submission package pertaining to a possible follow-on pivotal trial of this approach. This package may include an outline of a proposed design of said potential pivotal trial.

4.4.7.2	This task (4.4.7) shall not be required in the event that a final determination is made that the treatment approach is not safe or is not feasible.
4.5	Regulatory (WBS 4.5)
4.5.1	Engaging the FDA on a path to support the use of the product for the specific indication;
4.5.2	Preparing materials for and requesting, scheduling and participating in all meetings with the FDA, including meetings to review EUA and/or all other data packages;
4.5.3	Providing BARDA with (i) the initial draft minutes and final draft minutes of any formal meeting with the FDA; (ii) final draft minutes of any informal meeting with the FDA;
4.5.4	Generating all necessary data and preparing documentation for IDE submissions to regulatory agencies;
4.5.5	Execution of reporting of adverse events to FDA in accordance with relevant FDA requirements and the IDE approval;
4.5.6	Submitting IDE documentation to the FDA in a timely manner, consistent with timelines set out in the contract and by the FDA.
4.5.7	Preparation and submission, if indicated by safety and feasibility data, to FDA of a pre-submission package pertaining to a possible follow-on clinical trial.
4.5.8	Scheduling and execution of a meeting with FDA, if indicated, and, if held, generation of a written report based on said pre-submission package.
4.5.9	This task (4.5) shall not be required in the event the results of the clinical trial indicate that the treatment approach is not safe or is not feasible.
4.6	CMC (WBS 1.6) - N/A

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